Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

PROVIDES ADDITIONAL INFORMATION

NAPLES, FLORIDA (October 26, 2007) Health Management Associates, Inc. (NYSE: HMA) announced in conjunction with its earnings release issued today that uninsured accounts receivable declined $9 million during the third quarter compared to the second quarter ended June 30, 2007.

HMA owns and operates general acute care hospitals in non-urban communities located throughout the United States. HMA operates 59 hospitals in 15 states with approximately 8,500 licensed beds.

All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “optimistic,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenue, income or loss, capital expenditures, debt structure, bad debt expense, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

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